Exhibit 10.1

ANTERO MIDSTREAM CORPORATION

LONG TERM INCENTIVE PLAN

RETENTION AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Antero Midstream Corporation Long Term Incentive Plan, as amended from time to time (the “Plan”), Antero Midstream Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the Cash Award (the “Retention Award”) set forth below.  This Retention Award (this “Award”) is subject to the terms and conditions set forth herein and in the Retention Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[___________]

Date of Grant:	[___________]

Total Amount of the Retention Award:	[___________]

Vesting Schedule:	[___________]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Retention Award Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

ANTERO MIDSTREAM CORPORATION

By:
Alvyn A. Schopp
Chief Administrative Officer and Regional
Vice President

PARTICIPANT

[Name of Participant]

Signature Page to

Retention Award Grant Notice

EXHIBIT A

RETENTION AWARD AGREEMENT

This Retention Award Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Antero Midstream Corporation, a Delaware corporation (the “Company”), and [___________] (“Employee”).  Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.         Award.  In consideration of Employee’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to Employee the Retention Award set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.  Unless and until the Retention Award has become vested in the manner set forth in the Grant Notice, Employee will have no right to receive any payments in respect of the Retention Award.  Prior to settlement of this Award, this Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

2.         Vesting of the Retention Award.

(a)        Except as otherwise set forth in this Section 2, the Retention Award shall vest in accordance with the vesting schedule set forth in the Grant Notice.  In the event of the termination of Employee’s employment prior to the vesting of all of the Retention Award (but after giving effect to any accelerated vesting pursuant to this Section 2), any unvested portion of the Retention Award will be forfeited without further notice and at no cost to the Company.

(b)        [___________]

(c)        [___________]

3.         Settlement of the Retention Award.  As soon as administratively practicable following the vesting of the Retention Award (or any portion thereof) pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company shall deliver to Employee (or Employee’s permitted transferee, if applicable) an amount in cash equal to the portion of the Retention Award that has become vested on the applicable vesting date. Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

4.         Tax Withholding.  The Company or any Affiliate may withhold and deduct from any payments made or to be made pursuant to this Agreement all federal, state, local and other taxes as the Company or any Affiliate deems to be required pursuant to any law, ordinance or governmental regulation or ruling.

Exhibit A-1

5.         Non-Transferability.  During the lifetime of Employee, the Retention Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the cash underlying the Retention Award has been paid.  Neither the Retention Award nor any interest or right therein shall be liable for the debts, contracts or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

6.         Execution of Receipts and Releases.  Any payment of cash to Employee or Employee’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require Employee or Employee’s legal representative, heir, legatee or distributee to execute a release of claims and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to any vested portion of the Retention Award.

7.         No Right to Continued Employment or Awards.

(a)        For purposes of this Agreement, Employee shall be considered to be employed by the Company as long as Employee remains an employee of the Company, any Affiliate or Antero Resources Corporation, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.  Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status of the entity or other organization that employs Employee.  Nothing in the adoption of the Plan, nor the Retention Award thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Employee the right to continued employment by, or a continued service relationship with, the Company or any such Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

(b)        The grant of the Retention Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future Awards will be at the sole discretion of the Company.

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8.         Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

9.         Agreement to Furnish Information.  Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

10.       Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Retention Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate or other entity) and Employee in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Employee shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

11.       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

12.       Successors and Assigns.  The Company may assign any of its rights under this Agreement without Employee’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Employee and Employee's beneficiaries, executors, administrators and the person(s) to whom the Retention Award may be transferred by will or the laws of descent or distribution.

13.       Clawback.  Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all amounts paid hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

14.       Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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Delivery of an executed counterpart of the Grant Notice by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

15.       Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

16.       Nonqualified Deferred Compensation Rules. None of the Retention Award or any amounts payable pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to the Nonqualified Deferred Compensation Rules. Nevertheless, to the extent that the Committee determines that the Retention Award may not be exempt from the Nonqualified Deferred Compensation Rules, then, if Employee is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when Employee becomes eligible for settlement of the Retention Award upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) Employee’s death.  Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with the Nonqualified Deferred Compensation Rules.

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